Calculation of Filing Fee Tables
S-3
Zura Bio Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Class A Ordinary Shares, $0.0001 par value per share	457(o)
		Equity	Preference Shares, $0.0001 par value per share	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 700,000,000.00	0.000087	$ 60,900.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 700,000,000.00		$ 60,900.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 21,446.54
			Net Fee Due:						$ 39,453.46
Offering Note
[1]	There are being registered hereunder such indeterminate number of Class A Ordinary Shares, such indeterminate number of Preference Shares, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase Class A Ordinary Shares, Preference Shares and/or debt securities as may be sold from time to time by the Registrant, which collectively shall have a maximum aggregate offering price not to exceed $700,000,000. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The $700,000,000 of securities registered hereunder includes $114,044,900 of Class A Ordinary Shares that may be offered, issued and sold pursuant to that certain Sales Agreement, dated September 3, 2024 by and between the Registrant and Leerink Partners LLC (as amended on October 27, 2026). The securities registered hereunder also include such indeterminate number of Class A Ordinary Shares and Preference Shares and such indeterminate principal amount of debt securities as may be issued upon conversion or exchange of debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares being registered hereunder include such indeterminate number of Class A Ordinary Shares and Preference Shares as may be issuable with respect to the shares being registered hereunder as a result of share splits, share dividends or similar transactions. The proposed maximum offering price per unit and maximum aggregate offering price per class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and are not specified as to each class of security pursuant to General Instruction I.D. and Instruction 2.A.iii.c. to the Calculation of Filing Fee Tables and Related Disclosure under Item 16(b) of Form S-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities. The registration fee is calculated in accordance with Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price of $700,000,000 of securities that may be issued and sold from time to time under the prospectus contained in this registration statement.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Zura Bio Ltd	S-3	333-281905	09/03/2024		$ 21,446.54	Equity	Class A Ordinary Shares, $0.0001 par value per share		$ 145,301,800.00
Fee Offset Sources	2	Zura Bio Ltd	S-3	333-281905		09/03/2024						$ 21,446.54
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant previously registered $300,000,000 of an indeterminate amount of securities to be offered from time to time at prices to be determined at the time of each such offering pursuant to a Registration Statement on Form S-3 (File No. 333-281905) filed with the Securities and Exchange Commission (the "SEC"), on September 3, 2024, and declared effective by the SEC on September 17, 2024 (the "Prior Registration Statement"). The Registrant previously paid an aggregate registration fee of $44,280 in connection with the Prior Registration Statement (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). As of the date of filing of this Registration Statement, the Registrant has sold an aggregate of $154,698,200 of such securities under the Prior Registration Statement, leaving a balance of $145,301,800 (the "Unsold Securities"), representing $21,446.54 in registration fees attributable to such Unsold Securities under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fees may be applied to the filing fees payable pursuant to this Registration Statement. All offerings under the Prior Registration Statement have terminated.

Offset Note
[2]	The Registrant previously registered $300,000,000 of an indeterminate amount of securities to be offered from time to time at prices to be determined at the time of each such offering pursuant to the Prior Registration Statement. The Registrant previously paid an aggregate registration fee of $44,280 in connection with the Prior Registration Statement (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). As of the date of filing of this Registration Statement, the Registrant sold an aggregate of $154,698,200 of such securities under the Prior Registration Statement, leaving a balance of $145,301,800, representing $21,446.54 in registration fees attributable to such Unsold Securities under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fees may be applied to the filing fees payable pursuant to this Registration Statement. All offerings under the Prior Registration Statement have terminated.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date